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Exhibit 10


March 27, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Exhibit 10, Form N-1A
          The Calvert Fund - New Vision Small Cap Fund
          File numbers 2-76510 and 811-3416

Ladies and Gentlemen:

     As Counsel to The Calvert Fund (the "Trust"), it is my opinion, based upon an examination of the Trust's Declaration of Trust and By-Laws and such other original or photostatic copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this Post-Effective Amendment No. 34 of the Trust will, when sold, be legally issued, fully paid and non-assessable.

     Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 34 to its Registration Statement.


Sincerely,



Susan Walker Bender
Associate General Counsel